UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2010

Archipelago Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 Carlisle St., Suite 345, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-419-3191

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders of Archipelago Learning, Inc. (the “Company”) was held on June 8, 2010. At the meeting:

(1)	Six (6) persons were elected to serve as directors of the Company for a one-year term until the 2011 annual meeting of stockholders, or until their successors are elected and qualified, or until their earlier resignation or removal;

(2)	The selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for 2010 was ratified; and

(3)	The Amended and Restated Employee Stock Purchase Plan was approved.

The results of the voting for the election of directors are as follows:

			Broker
Nominee	For	Withheld	Non-Votes
Peter Wilde	19,273,290	350,990	205,189
Tim McEwen	19,414,441	209,839	205,189
Brian H. Hall	19,475,223	149,057	205,189
Thomas F. Hedrick	19,475,248	149,032	205,189
David Phillips	19,273,290	350,990	205,189
Michael Powell	19,339,962	284,318	205,189

The results of the voting for the additional proposals are as follows:

				Broker
Proposal	For	Against	Abstain	Non-Votes
Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants	19,495,665	333,804	—	—
Approval of the Amended and Restated Employee Stock Purchase Plan	19,603,454	20,726	100	205,189

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated 2009 Employee Stock Purchase Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archipelago Learning, Inc.

June 9, 2010	By:	/s/ James Walburg

Name: James Walburg
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated 2009 Employee Stock Purchase Plan